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                                                                     EXHIBIT 4.8

                             HELLER FINANCIAL, INC.
                            (a Delaware corporation)


                       7 3/8% Notes Due November 1, 2009


                               PURCHASE AGREEMENT


Warburg Dillon Read LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.

c/o Warburg Dillon Read LLC
677 Washington Boulevard
Stamford, Connecticut 06901

Ladies and Gentlemen:

     Heller Financial, Inc. (the "Company"), a Delaware corporation, and the several initial purchasers named in Schedule I hereto (the "Initial Purchasers") confirm their agreement as follows: (1) the Company will issue and sell to the Initial Purchasers $400,000,000 aggregate principal amount of 7 3/8% Notes Due November 1, 2009 (the "Securities"), (2) the Company will issue and deliver to Warburg Dillon Read LLC ("WDR") $200,000,000 aggregate principal amount of the Securities and cash consideration in exchange for $200,000,000 aggregate principal amount of the Company's Amended and Restated Floating Rate Notes due August 15, 2009 (the "Old Notes") and (3) WDR will sell to the Initial Purchasers $200,000,000 aggregate principal amount of the Securities, in each case upon the terms set forth herein. The Securities will be entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company and the Initial Purchasers (the "Registration Rights Agreement").

     The Securities will be offered by the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. In connection with the resale of the Securities by the Initial Purchasers, the Company has prepared an offering memorandum dated the date hereof (together with all information incorporated by reference therein and any Additional Issuer Information (as defined in Section 5 (e)) furnished by the Company prior to the completion of the distribution of the Securities, the "Offering Memorandum"), setting forth certain information concerning the Company and the Securities.
The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Offering Memorandum are
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to the Offering Memorandum dated as of the date hereof and are not meant to include any amendment or supplement thereto subsequent to the date hereof.

     The Company understands that the Initial Purchasers propose to make offerings ("Exempt Resales") of the Securities only on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered only to (i) persons in the United States whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (ii) non-U.S. persons to whom offers and sales of the Securities may be made in reliance upon Regulation S under the Act ("Regulation S"), in transactions meeting the requirements of Regulation S.

     When used herein, the term "Operative Documents" shall refer to this Agreement, the Registration Rights Agreement, the Securities, and the Indenture with respect to the Securities, dated as of September 1, 1995, between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as Trustee (the "Indenture Trustee") as amended by the First Supplemental Indenture dated as of October 13, 1995, the Second Supplemental Indenture dated as of November 17, 1997 and the Third Supplemental Indenture dated as of August 16, 1999 (as amended, the "Indenture").

     1. The Company represents and warrants to, and agrees with the Initial Purchasers that:

          (a) The Offering Memorandum and any amendments or supplements thereto did not and will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not be made to the Initial Purchasers with regard to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by, or on behalf of, the Initial Purchasers;

          (b) The consolidated historical financial statements, together with related schedules and notes, included or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position of the Company and its subsidiaries, at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods; and there has been no material adverse change not in the ordinary course of

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     business in the consolidated financial position of the Company since
     December 31, 1998, except as disclosed in the Offering Memorandum (and any amendment or supplement thereto);

          (c) Each of the Company and its "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission) is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to conduct its business in each jurisdiction where it carries on business;

          (d) The issue of the Securities and the performance of the obligations of the Company under the Operative Documents have been duly authorized by the Company and, upon due execution, issue, authentication (in accordance with the terms of the Indenture) and delivery (to WDR in exchange for the Old Notes or to the Initial Purchasers against payment therefor, as the case may be), in the case of the Securities, and the due execution and delivery, in the case of the other Operative Documents, the Operative Documents will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement thereby may be limited by the laws of bankruptcy, insolvency, reorganization and receivership, moratorium and other laws of general applicability relating to or affecting creditors' rights, and by general equity principles, whether applied by a court of law or equity, and except that rights to indemnity and contribution under this Agreement and the Registration Rights Agreement may be limited by applicable law or public policy;

          (e) The issue and exchange, or sale, of the Securities by the Company, the execution and delivery of the other Operative Documents by the Company, and the performance of the obligations under the Operative Documents by the Company will not violate the provisions of the organizational documents of the Company and will not result in any breach of the terms of, or constitute a default under, any instrument, deed, indenture, mortgage, bond or agreement to which the Company is a party or by which it or its property is bound and will not infringe or constitute a default under any laws or regulations of any governmental or regulatory body having jurisdiction over the Company, except as would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

          (f) All consents and approvals of any court, government department or other regulatory body required by the Company for the execution and delivery of the Operative Documents and the issue and exchange, or sale, of the Securities and the performance of the obligations assumed under the terms of the Securities and the Operative Documents have been obtained and are in full force and effect (except as may be required under applicable state securities or Blue Sky laws);

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          (g) No event has occurred in relation to the Company which would constitute (after the issue of the Securities) an Event of Default under the Securities or which with the giving of notice or lapse of time or other condition would (after the issue of the Securities) constitute such an Event of Default;

          (h) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (i) Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf (other than the Initial Purchaser, as to which the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (j) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

          (k) Assuming compliance by the Initial Purchasers with their representations and warranties contained herein, it is not necessary in connection with the offer, sale and/or delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     2. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions herein set forth, (a) the Company agrees to issue and deliver to the Initial Purchasers for the benefit of WDR $200,000,000 aggregate principal amount of Securities and to pay to WDR an amount in cash equal to 0.408% of $200,000,000 (or $816,000), and WDR agrees to deliver to the Company, in exchange for such Securities and cash consideration, the Old Notes, (b) the Company agrees to issue and sell to the several Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the respective aggregate principal amount of Securities set forth in Column A of Schedule I hereto opposite its name at a purchase price of 99.592% of the principal amount thereof, (c) WDR agrees to issue and sell to the several Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from WDR, the respective

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aggregate principal amount of Securities set forth in Column B of Schedule I hereto opposite its name at a purchase price of 99.592% of the principal amount thereof and (d) the Company agrees to pay to the Initial Purchasers a placement fee of 0.60% of the $600,000,000 aggregate principal amount of the Securities as compensation for placing the Securities (the "Placement Fee"). In addition, the Company shall pay to WDR at the Time of Delivery (as defined below) all accrued and unpaid interest on the Old Notes.

     3. Each Initial Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

          (a) it (i) is a QIB, (ii) has not and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of their initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) to non-U.S. persons to whom offers and sales of the Securities may be made in reliance upon Regulation S, in transactions meeting the requirements of Regulation S;

          (b) in connection with sales outside the United States, it will not offer, sell or deliver Securities to, or for the account or benefit of, "U.S. persons" (as defined in Rule 902 under the Act) (i) as part of the Initial Purchaser's distribution at any time or (ii) otherwise until the expiration of the applicable "distribution compliance period" within the meaning of Rule 903(b)(3) of Regulation S, which is currently 40 days after the later of the commencement of the offering of the Securities and the Time of Delivery, and it will send to each dealer to whom it sells Securities during such period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons;

          (c) it has (a) not offered or sold and, prior to the date six months after the date of issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the

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     United Kingdom, and (c) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of the United Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on;

     4. (a) The Securities to be purchased by the Initial Purchasers hereunder will be represented by one or more global certificates in book-entry form which will be deposited by, or on behalf of, the Company with, and shall be registered in the name of, The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Initial Purchasers against (i) delivery by WDR of the Old Notes and (ii) payment by the Initial Purchasers of the purchase price referred to in clause (b) of Section 2 hereof for $400,000,000 aggregate principal amount of Securities, less : (x) the Placement Fee, (y) 0.408% of $200,000,000 (or $816,000) and (z) all accrued and unpaid interest on the Old Notes, by electronic transfer to the order of the Company in federal (same day) funds ("Wire Transfer"), by causing DTC to credit the Securities to the respective accounts of the Initial Purchasers at DTC. The Company will cause the certificates representing the Securities to be made available to WDR for checking at least twenty-four hours prior to the Time of Delivery at the office of the Indenture Trustee or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 8, 1999 or such other time and date as WDR and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipts for the Securities and any additional documents reasonably requested by WDR pursuant to Section 7(a) hereof, will be delivered at such time and date at the offices of Shearman & Sterling (the "Closing Location"). The Securities will be delivered at the Designated Office at the Time of Delivery.

     5.   The Company agrees with the Initial Purchasers:

          (a) To prepare the Offering Memorandum in a form approved by you; and, before amending or supplementing the Offering Memorandum, to furnish the Initial Purchaser a copy of such proposed amendment or supplement;

          (b) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers to qualify the Securities for offering and sale under the state securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Exempt Resales, provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation, or to take any action that would subject it to taxation or service of process in any jurisdiction;

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          (c) Prior to 3:00 p.m., New York City time, on the New York Business
     Day (as defined below) next succeeding the date of this Agreement and from time to time, to furnish the Initial Purchasers, in New York City, with copies of the Offering Memorandum and each amendment or supplement thereto, together with any independent accountants' report contained in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such report, signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the consummation of any Exempt Resale, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable, during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to the Initial Purchasers and to any dealer in securities as many copies as you may from time to time reasonably request of the amended Offering Memorandum or supplement to the Offering Memorandum which will correct such statement or omission. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close;

          (d) The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by WDR), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

          (e) The Company agrees with the Initial Purchasers that at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any holder of Securities ("Securityholder"), the Company shall promptly furnish to such Securityholder or to a prospective purchaser of a Security designated by such Securityholder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act ("Additional Issuer Information") in order to permit compliance by such Securityholder with Rule 144A in connection with the resale of such Security by such Securityholder; and

          (f) During the period of time after the Time of Delivery described in Rule 144(k) under the Act, which is currently two years, the Company will not, and will not

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     permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been acquired by any of them except pursuant to an effective registration statement under the Act.

     6. The Company covenants and agrees with the Initial Purchasers that the Company will pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses of the Company in connection with the preparation, printing and filing of the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or producing the Operative Documents, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, exchange or sale, and delivery of the Securities, except as otherwise provided in this Agreement; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of printing any certificates for the Securities;
(vi) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the reasonable fees and disbursements of counsel for the Indenture Trustee in connection with the Operative Documents; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Agreement. Except as provided in this Section and Sections 8 and 11 hereof, the Initial Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

     7. The obligations of WDR in respect of the Old Notes and of the Initial Purchasers hereunder shall be subject, in WDR's discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Initial Purchasers shall have received from their counsel, Shearman & Sterling, such opinion or opinions, dated the Time of Delivery, with respect to the issuance and exchange, or sale, of the Securities and other related matters as WDR may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (b) There shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Offering Memorandum; and you shall have received on the Time of Delivery a

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     certificate, dated the Time of Delivery and signed by an executive officer of the Company, to the foregoing effect.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any downgrading of, nor shall any notice have been given of any review with a negative implication with respect to, the rating accorded any of the Company's securities by any of Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies or Moody's Investors Service, Inc.

          (d) The Initial Purchasers shall have received on the Time of Delivery the opinion of Mark J. Ohringer, Deputy General Counsel of the Company, dated the Time of Delivery, to the effect that:

               (i) The Company and each of its significant subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or the Company and its subsidiaries taken as a whole);

               (ii) Each of the Operative Documents (other than this Agreement and the Securities) has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and receivership, moratorium and other laws of general applicability relating to or affecting creditors' rights, and by general equity principles, whether applied by a court of law or equity, and except that rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable law or public policy;

               (iii) The Securities have been duly authorized and, when duly executed by the Company, authenticated by the Indenture Trustee and delivered in exchange for the Old Notes to WDR, or delivered to and paid for by, the Initial Purchasers, as the case may be, in accordance with the terms of the Indenture and this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and receivership, moratorium and other laws of general applicability relating to or affecting creditors' rights, and by general equity principles, whether applied by a court of law or equity;

               (iv) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company

                                       9
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          enforceable in accordance with its terms, except as the
          enforceability hereof may be limited by bankruptcy, insolvency, reorganization and receivership, moratorium and other laws of general applicability relating to or affecting creditors' rights, and by general equity principles, whether applied by a court of law or equity, and except that rights to indemnity and contribution under this Agreement may be limited by applicable law or public policy;

               (v) To such counsel's knowledge, no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Securities in accordance with the Indenture or the exchange or sale of the Securities in accordance with this Agreement, other than compliance with the securities or Blue Sky laws of various jurisdictions;

               (vi) The execution and delivery of the Operative Documents, the issuance of the Securities in accordance with the Indenture, and the exchange or sale of the Securities in accordance with this Agreement do not and will not result in the violation by the Company of any of the terms or provisions of the organization certificate or by-laws of the Company or, to such counsel's knowledge, of any written indenture, mortgage or other agreement or instrument known to such counsel, by which the Company is bound, except for those violations which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (vii) To such counsel's knowledge, the execution and delivery of the Operative Documents to which the Company is a party and the issuance of the Securities in accordance with the Indenture do not and will not result in any violation by the Company of federal law or the laws of the State of Delaware that are generally applicable to transactions of the type contemplated by the Operative Documents, except for those violations which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and except to the extent that rights to indemnity and contribution under the Operative Documents may be limited by applicable law or public policy;

               (viii) The documents incorporated by reference in the Offering Memorandum (other than the financial, statistical and accounting data contained therein or omitted therefrom), at the time they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

               (ix) The statements set forth in the Offering Circular under the captions "Description of the Notes," "Exchange Offer; Registration Rights" and

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          "Unites States Federal Income Tax Consequences," insofar as such statements constitute a summary of the documents referred to therein, constitute fair summaries of such documents.

          (e) You shall have received on the Time of Delivery the confirmation by Katten Muchin & Zavis, counsel for the Company, dated the Time of Delivery, to the effect that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Offering Memorandum and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, or any amendment thereof or supplement thereto, on the basis of the foregoing, relying as to materiality upon the opinions of officers and representatives of the Company, no facts have come to the attention of such counsel which would lead such counsel to believe that the Offering Memorandum or any amendment or supplement thereto, at any time from the date thereof through the Time of Delivery, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to financial, statistical and accounting data included in the Offering Memorandum).

          (f) The Initial Purchasers shall have received, on the Time of Delivery, a letter, dated the Time of Delivery, in form and substance satisfactory to you, from Arthur Andersen LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum.

     As to matters of fact, such counsel listed in subsections (a), (d) and (e) above may rely, to the extent such counsel deems proper, on opinions of local counsel or certificates of responsible officers and other representatives of the Company and its subsidiaries, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries.

     8. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by, or on behalf of, any Initial Purchaser expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages and liabilities purchased Securities, or any person controlling such Initial Purchaser, if copies of the most recent Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) were not sent by, or delivered on behalf of, such Initial Purchaser to such person prior to the written confirmation of the sale of the Securities to such person, if such Offering Memorandum (as amended and supplemented) would have cured the misstatement or alleged misstatement or omission or alleged omission giving rise to such loss, claim, damage or liability.

     Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers and any person controlling the Company to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished in writing by, or on behalf of, such Initial Purchaser expressly for use in the Offering Memorandum.

     In case any claim, demand, action or proceeding (including any governmental investigation) shall be brought or instituted involving any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time (not to be less than 30 days) after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (but in such case only to the extent reasonably determined by counsel to the indemnified party to be necessary to protect the interests of the indemnified party) or (iii) the indemnifying party shall have failed to employ counsel reasonably satisfactory to the indemnified party pursuant to the next preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Initial Purchasers in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnity to the extent provided in this Section 8 the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in this Section 8 is unavailable to the Initial Purchasers or other indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Securities, less the Placement Fee, bears to the Placement Fee. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     9. (a) This Agreement shall be subject to termination in your absolute discretion, by written notice given to the Company, if (a) prior to the Time of Delivery (i) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) trading in any securities of the Company shall have been suspended on any national securities exchange in the United States or in any over-the-counter market in the United States, (iii) a general moratorium on banking activities in New York shall have been declared by federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or other calamity or crisis, any of which is material and adverse or (v) there shall have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects or properties of the Company and its subsidiaries, considered as one enterprise, not arising in the ordinary course of business and (b) in the case of any of the events specified in clauses
(a)(i) through (iv), such event either singly or together make it, in the reasonable judgment of WDR, impracticable to market the Securities.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 6 and 11 hereof

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of such Initial Purchaser, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If the Securities are not delivered by or on behalf of the Company as provided herein because of failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement other than by reason of default by the Initial Purchasers, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses approved in writing by the Initial Purchasers, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, exchange or sale, and delivery of the Securities, but the Company shall then be under no further liability to the Initial Purchasers except as provided in Section 6 hereof; provided that in such event no provision of this Agreement shall affect the obligations of the Company under the Old Notes.

     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to WDR at 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: John Doherty (fax: (203) 719-3160); and if to the Company shall be delivered or sent by mail or facsimile transmission to the Company at Heller Financial, Inc., 500 West Monroe Street, Chicago, Illinois 60661, Attention: Treasurer (fax: 312-441-7586), with a copy to Corporate Legal Services (fax: 312-441-7456). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Initial Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from an Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. The Company irrevocably (i) agrees that any legal suit, action or proceeding against it brought by any Initial Purchaser or by any person who controls such Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court,
(ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the jurisdiction of such courts in any such suit, action or proceeding.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Initial Purchasers and the Company as of the date above written.


                                    Very truly yours,

                                    Heller Financial, Inc.


                                    By:    /s/ Kurt J. Roemer
                                        ------------------------------------
                                        Name:  Kurt J. Roemer
                                        Title: Senior Vice President,
                                               Assistant Treasurer


Confirmed and accepted as of the date hereof:

Warburg Dillon Read LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.

By: Warburg Dillon Read LLC

Acting on behalf of itself and
the several Initial Purchasers named in
Schedule I hereto.


By:    /s/ Bruce J. Widas
    ----------------------------------------
    Name:  Bruce J. Widas
    Title: Managing Director
           Capital Markets


By:    /s/ John Doherty
    ----------------------------------------
    Name:  John Doherty
    Title: Associate Director
           Debt Capital Markets

                                                        SCHEDULE I

----------------------------------------------------------------------------------------
           Initial Purchaser              Principal Amount of Securities to be Purchased
----------------------------------------------------------------------------------------

                                                A               B             TOTAL
----------------------------------------------------------------------------------------

Warburg Dillon Read LLC                     $250,000,000    $200,000,000    $450,000,000
----------------------------------------------------------------------------------------

Chase Securities Inc.                         50,000,000               0      50,000,000
----------------------------------------------------------------------------------------

Credit Suisse First Boston Corporation        50,000,000               0      50,000,000
----------------------------------------------------------------------------------------

Salomon Smith Barney Inc.                     50,000,000               0      50,000,000
----------------------------------------------------------------------------------------

Total:                                      $400,000,000    $200,000,000    $600,000,000
----------------------------------------------------------------------------------------